Exhibit 99.1

PROXY SOLICITED FOR SPECIAL MEETING
OF SHAREHOLDERS OF
FIRST COMMUNITY CORPORATION
To be held on            , 201

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Michael C. Crapps and Joseph G. Sawyer, and each of them, as his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of First Community Corporation that the undersigned would be entitled to vote at the Special Meeting of Shareholders of First Community Corporation to be held on                   , 201  at                        ,                          ,                        , South Carolina            , at              local time, and at any adjournment, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” Proposal No. 1 to approve the issuance of shares of First Community Corporation common stock as merger consideration as contemplated by the Agreement and Plan of Merger dated August 13, 2013, by and between First Community Corporation, SRMS, Inc., and Savannah River Financial Corporation, and “FOR” Proposal No. 2 to authorize the board of directors to adjourn the Special Meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the Special Meeting, in person or by proxy, to approve the issuance of shares. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the Special Meeting or any adjournment or postponement thereof.

1.                                      PROPOSAL to approve the issuance of shares of First Community common stock as merger consideration as contemplated by the Agreement and Plan of Merger dated August 13, 2013, by and between First Community Corporation, SRMS, Inc., and Savannah River Financial Corporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.                                      PROPOSAL to authorize the board of directors to adjourn the Special Meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the Special Meeting, in person or by proxy, to approve the issuance of shares..

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.                                      At their discretion upon such other matters as may properly come before the meeting.

Dated:	201 .

Signature of Shareholder(s)	Signature of Shareholder(s)

Print name clearly	Print name clearly

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

INSTRUCTIONS FOR VOTING YOUR PROXY

Note that if your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

We offer three alternative methods of voting this proxy:

•                  By Telephone (using a touch-tone telephone);

•                  Through the Internet (using a browser); or

•                  By Mail (using the attached proxy card and postage-paid envelope).

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost-effective and convenient methods of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING:      Available until                .m., Eastern Daylight Time, on                 , 201  .

•                  This method of voting is available for residents of the U.S. and Canada.

•                  On a touch-tone telephone, call                                         , 24 hours a day, 7 days a week.

•                  In order to vote via telephone, have the voting form in hand, call the number above and follow the instructions.

•                  Your vote will be confirmed and cast as you directed.

INTERNET VOTING:    Available until                    .m., Eastern Daylight Time, on                 , 201   .

•                  Visit the Internet voting website at                                         .

•                  In order to vote online, have the voting form in hand, go to the website listed above and follow the instructions.

•                  Your vote will be confirmed and cast as you directed.

•                  You will only incur your usual Internet charges.

VOTING BY MAIL:

•                  Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

•                  If you are voting by telephone or through the Internet, please do not return your proxy card.